I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MARATHON BAR CORP. ", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 2011, AT 3:36 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State
5051588 8100	AUTHENTICATION: 9093385
111099199	DATE: 10-14-11
You may verify this certificate online at corp. delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:42 PM 10/13/2011
FILED 03:36 PM 10/13/2011
SRV 111099199 - 5051588 FILE

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

FIRST: The name of this Corporation is Marathon Bar Corp.
(hereinafter the "Corporation")

SECOND: Its Registered Office in the State of Delaware is to be located at 113 Barksdale Professional Center in the City of Newark, County of New Castle. The zip code is 19711. The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Intercorp, Inc.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock that the corporation shall have authority to issue is 100,000,000 shares of Common Stock at $0.0001 par value each.

FIFTH: The name and mailing address of the incorporator are as follows:
Name:	Delaware Intercorp, Inc.
Mailing Address:	113 Barksdale Professional Center, Newark, DE19711

SIXTH: The directors of the corporation are not liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: a) a director's duty of loyalty to the corporation or its stockholders; b) intentional misconduct or violation of law; c) a transaction from which the director derived an improper personal benefit; or d) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this Thirteenth day of October, 2011.
Incorporator:	Delaware Intercorp, Inc. by
Robin Goldberg, Secretary